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Exhibit 10.8

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                     AMENDED AND RESTATED SECURITY AGREEMENT

                                      among

                    FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.,

                                  SUBSIDIARIES
                   OF FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.

                                       and

                           FIRST UNION NATIONAL BANK,
                               as Collateral Agent

                        Dated as of October 20, 1999, as
                   Amended and Restated as of March 27, 2000,
           and as further amended and restated as of November 9, 2000

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I

    SECURITY INTERESTS ....................................................    2

    1.1.  Grant of Security Interests .....................................    2
    1.2.  Power of Attorney ...............................................    2

ARTICLE II

    GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS .....................    3

    2.1.  Necessary Filings ...............................................    3
    2.2.  No Liens ........................................................    3
    2.3.  Other Financing Statements ......................................    3
    2.4.  Chief Executive Office; Records .................................    3
    2.5.  Location of Inventory and Equipment .............................    4
    2.6.  Recourse ........................................................    4
    2.7.  Trade Names; Change of Name .....................................    4

ARTICLE III

    SPECIAL PROVISIONS CONCERNING
    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS .............................    5

    3.1.  Additional Representations and Warranties .......................    5
    3.2.  Maintenance of Records ..........................................    5
    3.3.  Direction to Account Debtors; Contracting Parties; etc ..........    5
    3.4.  Modification of Terms; etc ......................................    6
    3.5.  Collection ......................................................    6
    3.6.  Instruments .....................................................    6
    3.7.  Assignors Remain Liable Under Receivables .......................    7
    3.8.  Assignors Remain Liable Under Contracts .........................    7
    3.9.  Further Actions .................................................    7

ARTICLE IV

    SPECIAL PROVISIONS CONCERNING TRADEMARKS ..............................    7

    4.1.  Additional Representations and Warranties .......................    7
    4.2.  Licenses and Assignments ........................................    8
    4.3.  Infringements ...................................................    8


                                      (i)
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    4.4.  Preservation of Marks ...........................................    8
    4.5.  Maintenance of Registration .....................................    8
    4.6.  Future Registered Marks .........................................    9
    4.7.  Remedies ........................................................    9

ARTICLE V

    SPECIAL PROVISIONS CONCERNING
    PATENTS, COPYRIGHTS AND TRADE SECRETS .................................   10

    5.1.  Additional Representations and Warranties .......................   10
    5.2.  Licenses and Assignments ........................................   10
    5.3.  Infringements ...................................................   10
    5.4.  Maintenance of Patents ..........................................   11
    5.5.  Prosecution of Patent Application ...............................   11
    5.6.  Other Patents and Copyrights ....................................   11
    5.7.  Remedies ........................................................   11

ARTICLE VI

    PROVISIONS CONCERNING ALL COLLATERAL ..................................   12

    6.1.  Protection of Collateral Agent's Security .......................   12
    6.2.  Warehouse Receipts Non-Negotiable ...............................   12
    6.3.  Further Actions .................................................   12
    6.4.  Financing Statements ............................................   13

ARTICLE VII

    REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT ..........................   13

    7.1.  Remedies; Obtaining the Collateral Upon Default .................   13
    7.2.  Remedies; Disposition of the Collateral .........................   14
    7.3.  Waiver of Claims ................................................   15
    7.4.  Application of Proceeds .........................................   16
    7.5.  Remedies Cumulative .............................................   17
    7.6.  Discontinuance of Proceedings ...................................   17

ARTICLE VIII

    INDEMNITY .............................................................   17

    8.1.  Indemnity .......................................................   17
    8.2.  Indemnity Obligations Secured by Collateral; Survival ...........   18

ARTICLE IX

    DEFINITIONS ...........................................................   19


                                      (ii)
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ARTICLE X

    MISCELLANEOUS .........................................................   24

    10.1.  Notices ........................................................   24
    10.2.  Waiver; Amendment ..............................................   24
    10.3.  Obligations Absolute ...........................................   24
    10.4.  Successors and Assigns .........................................   25
    10.5.  Headings Descriptive ...........................................   25
    10.6.  Governing Law ..................................................   25
    10.7.  Assignor's Duties ..............................................   25
    10.8.  Termination; Release ...........................................   25
    10.9.  Counterparts ...................................................   26
    10.10.  The Collateral Agent ..........................................   26
    10.11.  Additional Assignors ..........................................   26
    10.12.  Amendment and Restatement of Existing Security Agreement ......   26

ANNEX A Schedule of Chief Executive Offices and other Record Locations ANNEX B Schedule of Inventory and Equipment Locations
ANNEX C Schedule of Trade and Fictitious Names
ANNEX D Security Interests in Intellectual Property
ANNEX E List of Patents and Applications
ANNEX F List of Copyrights and Applications
ANNEX G Grant of Security Interest in United States Trademarks and Patents ANNEX H Grant of Security Interest in United States Copyrights


                                      (iii)
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                     AMENDED AND RESTATED SECURITY AGREEMENT

            AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000, among each of the undersigned assignors (each, an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.11 hereof, the "Assignors") and First Union National Bank, as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

            WHEREAS, FairPoint Communications Solutions Corp. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), First Union Securities, Inc. and Banc of America Securities LLC, as Co-Arrangers and Co-Book Managers (each, a "Co-Arranger" and together, the "Co-Arrangers"), Bank of America, N.A., as Syndication Agent (the "Syndication Agent"), Bankers Trust Company, as Documentation Agent (the "Documentation Agent"), and First Union National Bank, as Administrative Agent (together with any successor agent, the "Administrative Agent," and together with the Collateral Agent, the Syndication Agent, the Documentation Agent, the Co-Arrangers, the Issuing Lender and the Lenders, the "Lender Creditors"), have entered into an Amended and Restated Credit Agreement, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000 (as amended, amended and restated, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein;

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Agreements with one or more Lenders or affiliates thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors", and together with the Lender Creditors, are herein called the "Secured Creditors");

            WHEREAS, pursuant to the Amended and Restated Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Agreements;

            WHEREAS, it is a condition precedent to the making of Loans to the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and

            WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

            1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder (other than Contracts which would be breached by the grant of the security interests created therein pursuant to the terms of this Agreement),
(iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (ix) the Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (x) all Books, (xi) all Investment Property and (xii) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

            (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

            1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims


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or take any action or institute any proceedings which the Collateral Agent may deem to be reasonably necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction or in the PTO or United States Copyright Office.

            2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except
(a) financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement and (b) financing statements with respect to Permitted Liens.

            2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to

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be, kept at such chief executive office, at one or more of the locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until it shall have given to the Collateral Agent notice of its intention to do so unless (i) such Assignor shall give to the Collateral Agent written notice of any such relocation of its chief executive office within 10 days following such relocation, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall take all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor (other than (i) immaterial portions of Inventory (x) sold on consignment or held on display for demonstration purposes or (y) transferred to another location in connection with a sale of such Inventory in the ordinary course of business, so long as such sale occurs within 60 days from the date of such transfer and (ii) various spare parts held for maintenance or repair of Equipment). Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5 (other than (i) immaterial portions of Inventory (x) sold on consignment or held on display for demonstration purposes or (y) may be transferred to another location in connection with a sale of such Inventory in the ordinary course of business, so long as such sale occurs within 30 days from the date of such transfer and (ii) various spare parts held for maintenance or repair of Equipment). Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent written notice within 10 days following any such relocation clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

            2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name unless (i) it shall have given to the Collateral Agent written notice within 10 days following any assumption of, or operation under, such new name clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action requested by the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are what they purport to be, and that all papers and documents (if any) relating thereto will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies or originals created for general accounting purposes).

            3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to an Authorized Officer of such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and

Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall simultaneously deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided, that the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

            3.4. Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify in any material respect any term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5 hereof or in the Credit Agreement. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence and continuance of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            3.6. Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (and not otherwise required to be pledged pursuant to the Amended and Restated Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks listed in Annex D hereto for such Assignor and that said listed Marks constitute all the United States marks and applications for United States marks registered in the PTO that such Assignor presently owns or uses in connection with its business. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor represents and warrants that upon the recordation of a Grant of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such a Grant of Security Interest in United States Trademark and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

            4.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

            4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute any Person infringing any Mark in accordance with commercially reasonable business practices.

            4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such

Marks as trademarks or service marks under the laws of the United States; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to preserve any Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

            4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain registration of any Mark in the event that such Assignor determines, in its reasonable business judgment, that such maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Assignor agrees to notify the Collateral Agent three (3) months prior to the dates on which the affidavits of use or the applications for renewal registration are due with respect to any registered Mark that the affidavits of use or the renewal is being processed or being abandoned, as the case may be.

            4.6. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and a grant of security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the grant of security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and
(iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

            5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use (i) all material United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex E hereto for such Assignor and that said Patents constitute all the United States patents and applications for United States patents that such Assignor now owns or uses and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights all registrations of United States copyrights and applications for United States include copyright registrations that such Assignor now owns or uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright of such Assignor has misappropriated any trade secret or proprietary information. Each Assignor represents and warrants that upon the recordation of a Grant of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office and the recordation of a Grant of Security Interest in United States Copyrights in the form of Annex H hereto in the United States Copyright Office, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such a Grant of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such a Grant of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

            5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

            5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor's rights in and to any Patent or Copyright or to any claim that such Assignor's practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that such Assignor's practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right in accordance with commercially reasonable business practices.

            5.4. Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent, absent prior written consent of the Collateral Agent; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to maintain any Patent in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary or desirable in the conduct of its business.

            5.5. Prosecution of Patent Application. At its own expense, each Assignor shall diligently prosecute all applications for United States Patents listed in Annex E hereto for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

            5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or registration of Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral except to the extent such impairment shall be waived in accordance with the terms of
Section 10.2 hereof. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor) (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured and loss payee) and (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the insurer to the Collateral Agent; and certified copies of such policies or certificates shall be deposited with the Collateral Agent. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right following reasonable prior written notice to such Assignor (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained by the relevant Assignor pursuant to the Credit Agreement, the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2. Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) or, if any warehouse receipt or any receipt in the nature of a warehouse receipt is "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) then the respective Assignor shall promptly take all action as may be required under the relevant jurisdiction to grant a perfected security interest in such Collateral to the Collateral Agent for the benefit of the Secured Creditors.

            6.3. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent;

            (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

            (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent reasonably convenient to the Collateral Agent and the Borrower, in which event such Assignor shall at its own expense:

                  (x) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                  (y) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

            (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

            7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York and Charlotte, North Carolina. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

            7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Amended and Restated Pledge Agreement or the additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement or the Pledgee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 7.4(c) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

            (c) All payments required to be made to the Lender Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

            (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that
(x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor and (y) no Interest Rate Agreements or Other Obligations in respect thereof are in existence.

            (e) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

            7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, under the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

            8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, provided that no Indemnitee shall be indemnified pursuant to this
Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

            (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "Agreement" shall mean this Amended and Restated Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

            "Books" shall mean all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Assignor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing such Assignor's assets, business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets;
(v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between such Assignor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Assignor's books or records or with credit reporting, including with regard to such Assignor's Receivables.

            "Borrower" shall have the meaning provided in the recitals to this Agreement.

            "Cash Collateral Account" shall mean a cash collateral account, if any, maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 10.2 of this Agreement.

            "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

            "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, each switch sharing agreement with Parent, each interconnection agreement, each limited liability company agreement or operating agreement, each partnership agreement and any Interest Rate Agreements).

            "Copyrights" shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, other than those countries outside the United States where the grant of a security interest would invalidate such Copyrights, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign country by any Assignor.

            "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Documentation Agent" shall have the meaning provided in the recitals to this Agreement.

            "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

            "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include all of any Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any limited liability company agreement, operating agreement or partnership agreements to which such Assignor is a party or with respect to any limited liability company of which such Assignor is a member or with respect to any partnership of which such Assignor is a party.

            "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

            "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Investment Property" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Lender Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Lenders" shall have the meaning provided in the recitals to this Agreement.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any foreign country, other than those countries outside the United States, where the grant of a security interest would invalidate such Marks, and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with each Credit Document to which such Assignor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and liabilities of such Subsidiary Guarantor under the Amended and Restated Subsidiary Guaranty) and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreements including, in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Amended and Restated Subsidiary Guaranty in respect of Interest Rate Agreements (all such obligations and liabilities under this clause
(ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

            "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor, except as to (i) patents or patent applications in those countries where the granting of a security interest in such patents is not permissible under the laws of that country and (ii) any "intent to use" application pending or approved before the United States Patent and Trademark Office (the "PTO") to the extent, and only to the extent that the grant of a Lien thereon hereunder would render such application void as terminable by the PTO.

            "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "PTO" shall have the meaning provided in the definition of "Patents" in this Article IX.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Required Secured Creditors" shall mean (i) the Required Lenders (or, to the extent required by Section 12.12 of the Credit Agreement, each of the Lenders) under the Credit Agreement so long as any Credit Document Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of at least a majority of the outstanding principal amount of the Other Obligations.

            "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

            "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and the Interest Rate Agreements.

            "Syndication Agent" shall have the meaning provided in the recitals to this Agreement.

            "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

            "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

            (a) if to any Assignor, at its address set forth opposite its signature below;

            (b)   if to the Collateral Agent:

                  First Union National Bank
                  One First Union Center,
                  201 S. College Street, CP-06
                  Charlotte, North Carolina 28288-0760
                  Attention:  Brand Hosford
                  Telephone No.: (704) 374-6355
                  Facsimile No.: (704) 374-4793

            (c) if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement;

            (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

            10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

            10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and its successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

            10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

            10.8. Termination; Release. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section

8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Interest Rate Agreements have been terminated, no Note or Letter of Credit is outstanding (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Issuing Lender in its sole and absolute discretion) and all other Obligations (other than any indemnities described in Section 8.1 hereof and in Section 12.13 of the Credit Agreement which are not then due and payable) have been indefeasibly paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

            (c) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to
Section 10.8(a) or (b) hereof.

            10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

            10.10. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and as provided in the Uniform Commercial Code in the State of New York. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement.

            10.11. Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

            10.12. Amendment and Restatement of Existing Security Agreement. On and as of the occurrence of the Restatement Effective Date in accordance with
Section 12.10 of the Credit Agreement, the Existing Security Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement, and superseded by this Agreement.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:
c/o Fairpoint Communications, Inc.      FAIRPOINT COMMUNICATIONS
521 East Morehead Street                   SOLUTIONS CORP.,
Suite 250                                  as an Assignor
Charlotte, North Carolina 28202
Attention: Timothy W. Henry             By: /s/ Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108         -------------------------------------
Fascimile: (704) 344-8121                  Title: Vice President of Finance and
                                                  Treasurer


c/o Fairpoint Communications, Inc.      FAIRPOINT COMMUNICATIONS CORP. -
521 East Morehead Street                   NEW YORK,
Suite 250                                  as an Assignor
Charlotte, North Carolina 28202
Attention: Timothy W. Henry             By: /s/ Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108         -------------------------------------
Fascimile: (704) 344-8121                  Title: Vice President of Finance and
                                                  Treasurer


c/o Fairpoint Communications, Inc.      FAIRPOINT COMMUNICATIONS CORP. -
521 East Morehead Street                   VIRGINIA,
Suite 250                                  as an Assignor
Charlotte, North Carolina 28202
Attention: Timothy W. Henry             By: /s/ Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108         -------------------------------------
Fascimile: (704) 344-8121                  Title: Vice President of Finance and
                                                  Treasurer
c/o Fairpoint Communications, Inc.      FAIRPOINT SOLUTIONS CAPITAL, LLC,
521 East Morehead Street                   as an Assignor
Suite 250
Charlotte, North Carolina 28202
Attention: Timothy W. Henry             By: /s/  Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108         -------------------------------------
Fascimile: (704) 344-8121                  Title: Vice President of Finance and
                                                  Treasurer


FIRST UNION NATIONAL BANK,
   as Collateral Agent

By: /s/  Katherine A. Harkness
   ---------------------------------
   Title: Vice President

                                                                       ANNEX A
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

FairPoint Communications Solutions Corp.
521 East Morehead Street
Suite 220
Charlotte, North Carolina 28202

[OTHERS]

                                                                       ANNEX B
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

FairPoint Communications Solutions Corp.
521 East Morehead Street
Suite 220
Charlotte, North Carolina 28202

[OTHERS]

                                                                       ANNEX C
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                           TRADE AND FICTITIOUS NAMES

                          [TO BE PROVIDED BY BORROWER]

                                                                         ANNEX D

                   SECURITY INTERESTS IN INTELLECTUAL PROPERTY

                                                                       ANNEX E
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                        LIST OF PATENTS AND APPLICATIONS

                          [TO BE PROVIDED BY BORROWER]

                                                                       ANNEX F
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                       LIST OF COPYRIGHTS AND APPLICATIONS

                          [TO BE PROVIDED BY BORROWER]

                                                                         ANNEX G

                           GRANT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS

            FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a ___________________ [corporation] [limited liability company] ("the Grantor") with principal offices at _______________________________, hereby grants to First Union National Bank, as Collateral Agent, with principal offices at One First Union Center, 201 S. College Street, CP-06, Charlotte, North Carolina 28288-0760 (the "Grantee"), a security interest in (i) all of the Grantor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Grantor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached, in each case together with
(iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

            THIS AGREEMENT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among Grantor, the other assignors from time to time party thereto and the Grantee, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November ___, 2000 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the

                                                                         ANNEX G
                                                                          Page 2


Grantor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Agreement.

            This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of ______________, ____.

                                        [NAME OF GRANTOR], as Grantor

                                        By______________________________________
                                          Title:


                                        FIRST UNION NATIONAL BANK,
                                          as Collateral Agent and Grantee

                                        By______________________________________
                                          Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this ___ day of ___________, ____, before me personally came _________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Agreement on behalf of said [corporation] [limited liability company] and that [s]he did so by authority of the [Board of Directors] [Managing Member] of said [corporation] [limited liability company].


                                        ________________________________________
                                                     Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this ___ day of ____________, ____, before me personally came _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of First Union National Bank, that [s]he is authorized to execute the foregoing Agreement on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        ________________________________________
                                                     Notary Public

                                                                      SCHEDULE A

MARK                            REG. NO.                             REG. DATE
----                            --------                             ---------

                                                                      SCHEDULE B

PATENT                          PATENT NO.                           ISSUE DATE
------                          ----------                           ----------

                                                                         ANNEX H

                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

            WHEREAS, [Name of Grantor], a _______________ [corporation] [limited liability company] (the "Grantor"), having its chief executive office at _________________________________, _____________________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, FIRST UNION NATIONAL BANK., as Collateral Agent, having its principal offices at One First Union Center, 201 S. College Street, CP-06, Charlotte, North Carolina 28288-0760 (the "Grantee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November ___, 2000, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended from time to time, the "Security Agreement"), the Grantor hereby grants to the Grantee a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

            This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 2


          Executed at New York, New York, the ___ day of ________________, ____.

                                        [NAME OF GRANTOR]

                                        By______________________________________
                                           Name:
                                           Title:


                                        FIRST UNION NATIONAL BANK,
                                          as Collateral Agent and Grantee

                                        By______________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this ___ day of ___________, ____ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Agreement on behalf of said [corporation] [limited liability company] and that [s]he did so by authority of the [Board of Directors] [Managing Member] of said [corporation] [limited liability company].


                                        ________________________________________
                                                     Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On this ___ day of _____________, ____, before me personally came _____________________ who, being by me duly sworn, did state as follows: that [s]he is __________________ of First Union National Bank, that [s]he is authorized to execute the foregoing Agreement on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        ________________________________________
                                                     Notary Public

                                                                      SCHEDULE A

                                 U.S. COPYRIGHTS

REGISTRATION                      PUBLICATION
   NUMBERS                            DATE                   COPYRIGHT TITLE
------------                      -----------                ---------------